Exhibit 2.2

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

September 28, 2022

THIS AMENDMENT NO. 2 to the Agreement and Plan of Merger, dated as of February 22, 2022, as amended by Amendment No. 1 to the Merger Agreement, dated as of September 21, 2022 (as amended, the “Merger Agreement”), by and among Nukkleus Inc., a Delaware corporation (the “Company”), Brilliant Acquisition Corporation, a British Virgin Islands company (the “SPAC”) and NB Merger Sub, Inc., a British Virgin Islands company , is effective as of this 28th day of September, 2022 (this “Amendment”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. The definition of “Backstop Pool” set forth in Exhibit A to the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“The ‘Backstop Pool’ shall equal a number of shares of PubCo Common Stock equal to the lower of (1) 1,012,000, and (2) 40% of the aggregate number of SPAC Shares and SPAC Rights issued and outstanding immediately prior to the Effective Time.”

2. No Other Amendments, etc. Except as provided in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect, and the execution of this Amendment is not a waiver by the Company or the SPAC of any of the terms or provisions of the Merger Agreement and each party reserves any and all other rights and remedies available to it under the Merger Agreement. All reference in and to the Merger Agreement (including any annexes, exhibits or schedules thereto) shall be deemed to be references to the Merger Agreement as amended by this Amendment.

3. Governing Law. This Amendment and the legal relations among the Parties with respect to this Amendment will be governed by and construed in accordance with the provisions contained in Section 13.7 of the Merger Agreement.

4. Counterparts. This Amendment may be executed by signatures exchanged via facsimile or other electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SPAC:

BRILLIANT ACQUISITION CORPORATION

By:	/s/ Peng Jiang
	Name:	Peng Jiang
	Title:	Chairman and CEO

[Signature Page to Amendment No. 2 to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Company:

NUKKLEUS INC.

By:	/s/ Emil Assentato
	Name:	Emil Assentato
	Title:	CEO

[Signature Page to Amendment No. 2 to Merger Agreement]